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                                                                       EXHIBIT 1

                               JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

Dated:  February 14, 2005

                                             OBERWEIS ASSET MANAGEMENT, INC.



                                             By:  /s/ Patrick B. Joyce
                                                  ------------------------------
                                                      Patrick B. Joyce
                                                      Executive Vice President

                                                  JAMES D. OBERWEIS

                                                  /s/ James D. Oberweis
                                                  -----------------------------


                                                  JAMES W. OBERWEIS

                                                  /s/ James W. Oberweis
                                                  -----------------------------



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